UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Earliest Event Reported: November 15, 2005
Commission File No. 1-8968
ANADARKO PETROLEUM CORPORATION
1201 Lake Robbins Drive, The Woodlands, Texas 77380-1046
(832) 636-1000

Incorporated in the State of Delaware	Employer Identification No. 76-0146568

Item 1.01 Entry into a Material Definitive Agreement
(a) On November 15, 2005, the Compensation and Benefits Committee (the “Committee”) of the Board of Directors of Anadarko Petroleum Corporation (the “Company”) approved base salary increases for the Company’s named executive officers and other executive officers effective as of November 1, 2005. The annual base salary for the CEO and the next four most highly compensated officers was increased for 2006 as follows. The annual base salary for James T. Hackett, President and Chief Executive Officer, was increased to $1,300,000. The annual base salary for Robert P. Daniels, Senior Vice President, Exploration and Production, was increased to $450,000. The annual base salary for Mark L. Pease, Senior Vice President, Exploration and Production, was increased to $450,000. The annual base salary for R. A. Walker, Senior Vice President, Finance and Chief Financial Officer, who joined the Company in September 2005, was unchanged. The annual base salary for Robert K. Reeves, Senior Vice President, Corporate Affairs & Law and Chief Governance Officer, was increased to $420,000.
The bonus targets beginning with the 2006 plan year were also amended for certain executive officers. Under the Annual Incentive Plan, a bonus target is established for each executive officer based upon a review of the competitive data for that position, level of responsibility and the position’s ability to impact the Company’s success. Actual bonus awards are based on the Company’s achievement of the performance goals and the executive’s individual performance. Individuals may receive up to 200% of their individual bonus target if the Company significantly exceeds the specified goals and, conversely, no bonus is paid if the Company does not achieve a minimum threshold level of performance. Beginning with the 2006 plan year, the projected 2006 bonus target for Mr. Hackett is 130%; for Mr. Daniels, 95%; for Mr. Pease, 95%; for Mr. Walker, 85%; and for Mr. Reeves, 85%.
(b) On November 15, 2005, the Committee also amended all of the Company’s forms of Stock Option Agreement under its 1998 Director Stock Plan and 1999 Stock Incentive Plan to provide for a 90-day exercise grace period after a voluntary termination by an employee of his or her employment with the Company. The amended forms of agreement are attached as Exhibits 10.1-10.5 to this Form 8-K and are applicable to grants made on or after November 15, 2005.
Item 9.01 Financial Statements and Exhibits
(c) Exhibits
10.1	Form of Stock Option Agreement – 1998 Director Stock Plan

10.2	Form of Stock Option Agreement – 1999 Stock Incentive Plan (Executive)

10.3	Form of Stock Option Agreement – 1999 Stock Incentive Plan (Non-Executive)

10.4	Form of Stock Option Agreement – 1999 Stock Incentive Plan (UK Nationals)

10.5	Form of Stock Option Agreement – 1999 Stock Incentive Plan (Canadian Nationals)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized officer.

ANADARKO PETROLEUM CORPORATION
(Registrant)
November 17, 2005	By:	/s/ Charlene A. Ripley

Charlene A. Ripley – Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX
10.1	Form of Stock Option Agreement — 1998 Director Stock Plan

10.2	Form of Stock Option Agreement — 1999 Stock Incentive Plan (Executive)

10.3	Form of Stock Option Agreement — 1999 Stock Incentive Plan (Non-Executive)

10.4	Form of Stock Option Agreement — 1999 Stock Incentive Plan (UK Nationals)

10.5	Form of Stock Option Agreement — 1999 Stock Incentive Plan (Canadian Nationals)